Exhibit 3

                               State of Minnesota
                        Office of the Secretary of State

                     AMENDMENT OF ARTICLES OF INCORPORATION

* READ INSTRUCTIONS AT BOTTOM OF PAGE BEFORE COMPLETING THIS FORM

CORPORATE NAME
                                   SBM Company

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:
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The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s), indicating which article(s) is(are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)

ARTICLE I

The name of the corporation is "1150 Liquidating Corporation".

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than one person. Whenever the holders of any one or more classes of preferred or preference stock issued by the Corporation pursuant to Article III of these Articles of Incorporation have the right by the terms of their class of stock, voting separately by class or series, to elect directors at a regular or special meeting of shareholders, the elections, term of office, filling of vacancies or other features of such directorships shall be governed by or pursuant to the applicable terms of those classes or series of shares.


This amendment has been approved pursuant to chapter 302A, Minnesota Statutes. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                             /s/ Stewart D. Gregg
                                             (Signature of Authorized Person)
                                             Vice President, General Counsel
                                             and Secretary


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INSTRUCTIONS:                                  FOR USE BY THE SECRETARY OF STATE

1. Type or print with dark black ink.
2. Filing fee:  $35.00.
3. Make check payable to Secretary of State.
4. Mail or bring completed forms to:

   Secretary of State
   Business Services Division
   180 State Office Building
   Saint Paul, MN  55155
   (612) 296-2803